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FINAL TRANSCRIPT

ARG - Q2 2011 Airgas Earnings Conference Call

Event Date/Time: Oct. 26. 2010 / 3:00PM GMT

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

CORPORATE PARTICIPANTS

Jay Worley

Airgas - VP - Communications, IR

Peter McCausland

Airgas - Chairman, CEO, President

Mike Molinini

Airgas - EVP, COO

Bob McLaughlin

Airgas - SVP - Finance, CFO

CONFERENCE CALL PARTICIPANTS

Tom Hayes

Piper Jaffray - Analyst

Mike Sison

KeyBanc Capital Markets - Analyst

Lucy Watson

Jefferies & Co. - Analyst

Mike Harrison

First Analysis - Analyst

Holden Lewis

BB&T Capital Markets - Analyst

David Manthey

Robert W. Baird & Co. - Analyst

Mark Gulley

Soleil Securities - Analyst

PRESENTATION

Operator

Good morning, and welcome to the Airgas second quarter 2011 earnings conference call. Today’s call is being recorded at the request of Airgas. All participants will be in a listen-only mode until the question and answer session of your call. For opening remarks and introductions, I will now turn the call over to Vice President of Communications and Investor Relations, Jay Worley. Please go ahead.

Jay Worley - Airgas - VP - Communications, IR

Good morning, and thank you for attending our second quarter earnings teleconference. Joining me today are Peter McCausland, Founder and CEO; Mike Molinini, Executive Vice President and COO; and Bob McLaughlin, Senior Vice President and CFO. Our earnings press release was made public this morning and is available on our website, as are the teleconference slides. To follow along, please go to Airgas.com. Click on in the investor shortcut at the top of the screen, then go to the earnings calls and events page.

During the course of our presentation, we will make reference to certain non-GAAP financial measures. Please note that unless specified otherwise, metrics referred to in today’s discussion will be adjusted for legal and professional fees related to Air Products unsolicited takeover attempt, as well as for debt extinguishment and multi-employer pension plan withdrawal charges.

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Reconciliations to the most comparable GAAP measures can be found in our earnings release, in the slide presentation, and on our website.

This teleconference will contain forward-looking statements based on current expectations regarding important risk factors, which are identified in the earnings release and in our slide presentation. Actual results may differ materially from these statements, so we ask that you please note our Safe Harbor language. We also ask that you note the additional information and certain information regarding participants provided on slide one of our presentation. We’ll take questions after concluding our prepared remarks, and we plan to end the teleconference by noon eastern time. Now I’ll turn the call over to Peter to begin our review.

Peter McCausland - Airgas - Chairman, CEO, President

Thanks, Jay. Good morning, and thank you all for joining us. Our second quarter results served to reinforce the message we have expressed for some time now, that Airgas shareholders are poised to reap significant benefits, as the economy recovers from recession. Our business, which historically lags the economic cycle, is gathering momentum in the economic recovery and this growth engine runs on far more than just six cylinders.

In addition, Air Products’ takeover attempt has cast a bright light on our business, revealing how undervalued the company was, and energizing the 14,000 Airgas associates out there who make up the best team in the business. We have proven year after year our ability to create real shareholder value, and as our results show, we’re continuing that trend this year.

Before reviewing our earnings results, I’ll briefly address the Air Products’ unsolicited offer. In September, the Airgas board determined that Air Products’ unsolicited tender offer of $65.50 is grossly inadequate and does not sufficiently compensate Airgas stockholders for the Company’s excellent prospects, inherent value, and impressive economic performance. Today, the newly constituted Board of Directors of Airgas sent a letter to Air Products unanimously reaffirming this position. Further, the letter made clear that if Air Products were to provide sufficient reason for the Airgas Board to believe that negotiations would lead to a transaction at a price that is consistent with the board’s valuation of the Company, which is meaningfully in excess of $70 per share, the Board would authorize negotiations with Air Products. The letter was made public earlier today in a press release and is available in the Investor Relations section of the Airgas website.

As you know, we are appealing the Delaware Chancellery court ruling related to the Air Products bylaw amendment proposal that would require an annual meeting of stockholders to be held on January 18, 2011 and all future annual meetings to be held in January. We firmly believe that Air Products’ bylaw amendment proposal is invalid under both Delaware law and Airgas’ Certificate of Incorporation. We also believe the proposal has not been approved because it received the affirmative vote of less than 67% of the shares entitled to vote generally in the election of directors.

Since Air Products commenced its tender offer, we have delivered excellent results and economic conditions have continued to improve. We have reduced our adjusted debt by more than $200 million since Air Products approached us with a $62 offer, and we are now generating earnings in excess of 20% over last year. We believe that the improving sales climate bolsters the expectations of greater value. Our strategy through the downturn was to position Airgas to emerge from the recession as an even stronger company and our results demonstrate our success.

With that, I want to turn to the matter at hand today, our strong financial and operational performance this past quarter. Please turn to slide two. Adjusted earnings per diluted share of $0.83 for the second quarter were up 22% from the prior year. We again delivered the second best earnings quarter in our history, matching our first quarter earnings results, in spite of $0.06 of sequential head winds that we identified in our second quarter guidance. Total sales in the quarter were $1.06 billion, an increase of 10% over the prior year, driven by a robust same-store sales increase of 9%. Gas and rent same-store sales increased 7%, and hard goods increased 12%. Acquisitions contributed sales growth of only 1%.

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Conditions continued to improve in most of our customer segments and geographies this quarter, led by manufacturing and with the greatest strength in our Great Lakes region. Our core distribution business continues to reflect the improving industrial conditions in the US. Distribution segment same-store sales increased 8% over last year and were up 1% sequentially. Hard goods growth is now significantly outpacing gas and rent, consistent with an economic recovery. We announced some important customer wins this quarter, including a contract to build an onsite air separation unit in Clarksville, Tennessee to supply Hemlock Semiconductors $1.2 billion polysilicon manufacturing facility, when completed in 2012. The new ASU will produce nitrogen and other atmospheric gases for Hemlock and the merchant market in the region.

Our June 1 price increase has now been fully implemented and is producing results, as pricing accounted for roughly one third of the same-store sales increase in the distribution segment for the total Company. Cash flow continues to be one of the strengths of our business model. Year to date free cash flow of $179 million was driven by $290 million of adjusted cash flow from operations, as well as continued CapEx discipline. As a percent of sales, our capital spending this year is down 120 basis points from last year to 5.5%. Our adjusted debt at the end of September was $1.7 billion, a reduction of $127 million this fiscal year.

Our acquisition activity has historically slowed during recessions and then accelerated during the recovery phase of the business cycle, as owners are more interested in selling their businesses during strong performance. While we have acquired a few small businesses this year, we are more encouraged by recent signs of increased activity in our acquisition pipeline. Our acquisition strategy is unchanged. We have capacity to purchase and integrate quality businesses, and we remain diligent in sourcing transactions. We will continue to evaluate international opportunities as they arise, but our primary focus remains on our domestic core businesses and related adjacencies.

Looking forward, in the third quarter, we expect another sequential improvement in daily sales. September was a strong sales month, and October is tracking well. We expect the US manufacturing will continue to expand, and we’ll continue to outpace GDP, as it has so far this year. Given our strong performance and expectations for steady growth, we raised our fiscal 2011 earnings guidance to $3.22 to $3.32 per share, which now represents a year-over-year increase of 20% to 24% over fiscal 2010, and 24% to 28% increase in underlying earnings before $0.11 of SAP costs.

As I mentioned earlier, our strategy was to position Airgas to emerge as an even stronger company in the economic recovery, and our results are a testament to the success of that strategy, as we are running very close to record earnings and margins. In fact, this quarter would have been a record, but for the $0.04 incremental SAP costs, which we recorded this quarter, and that’s very impressive, when you consider that we’re still 9% below peak revenues. We intend to stay focused on our fundamental strategies, enhance our sales organization and performance and continue to train our associates as we position Airgas to drive significant shareholder value creation during the recovery.

Mike will now give us a review of market strategy and operations.

Mike Molinini - Airgas - EVP, COO

Thank you, Peter, and good morning, everyone. As Peter mentioned, our business, which historically lags the economic cycle, is gathering momentum in the economic recovery. This morning, I’m going to give you a few champs examples of metrics we watch in our business to illustrate this momentum, before we view the operating results and I’ll finish with a brief update on our SAP implementation.

In the second quarter, our equipment sales began to accelerate, outpacing growth in total hard goods sales, both sequentially from the first quarter and year-over-year. Equipment, which consists primarily of welding and cutting machines, represents a capital purchase for our customers, and equipment sales tend to rise, as customers recapitalize for future production. In the gas business, production, distribution, and asset management are the key drivers of profitability and returns. We refer to cylinders in our customers’ possession as utilized cylinders. This quarter marked the first quarterly increase in the number of utilized

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

cylinders since June 2008, an indication that increased working stocks of cylinders are needed to support growing customer demand.

Accounts receivable metrics and administrative error rates are also indicative of the health of any business. Our DSO and collection rates have improved noticeably this year through the second quarter, as have our invoice error rates. These are all the more impressive in the face of a hostile takeover attempt, and are characteristic of a motivated and focused Airgas work force. Our sales and marketing strategy, focused on segment alignment, also continues to gain momentum. Success thus far has been most pronounced in our strategic accounts program, where the strategy originated, and was already under way in medical and construction segments.

For the second quarter, our strategic accounts business was up 9% from the prior year, driven by new account signings across all customer segments, and by increased activity in our existing metal fabrication and materials and conglomerates customer bases. Strategic accounts presents tremendous cross-sell opportunities both in terms of product lines and locations, and now represents 20% of total sales. Turning to slide three, sales of our strategic products, which combined, make up over 40% of our revenue, increased 10% for the quarter, stronger than the overall same-store sales increase of 9%. Our strategic products as a group continue to have particularly good long-term growth profiles, as many of our growth accelerators impact their performance.

Safety products grew 13% year-over-year in the quarter comparing favorably to the overall hard goods same-store sales increase of 12%. Particularly noteworthy is that this strong growth occurred during the quarter in which we converted the majority of our safety business to SAP. On a sequential basis, sales of safety products were essentially flat after adjusting for the first quarter impact of revenue related to the Gulf Oil Spill remediation. Safety product sales still represent a strong cross-sell opportunity for us as our customers realize good value and vendor consolidation.

Bulk gas sales were up 12%, compared to the prior year, and up 5% sequentially compared to the first quarter, as bulk sales to industrial manufacturing and petrochemical companies customers continued to recover, and bulk nitrogen for food freezing applications continued to show strength. Medical sales, which were relatively resilient throughout the downturn, were up 4% compared to prior year, and 1% sequentially, as slowing in elective and noncritical procedures were more than offset by new customer signings.

Specialty gas sales increased 10% year-over-year, and 2% sequentially. The growing demand for core specialty gases reflects further strengthening of our market position in EPA protocols and other calibration gas mixtures, as well as improving conditions in petrochemical markets. Solid year-over-year growth in our CO2 and dry ice business was primarily driven by new customer signings. Sequential growth was driven both by new customer signings and the normal seasonality, as our second quarter includes the hottest months of the year. Our Radnor private label products were up 12% for the quarter, the long-term growth opportunity for the Radnor brand remains strong, in addition to building brand loyalty within our customer base, gross margins on Radnor products are 1.5 times or more of those of comparable OEM products.

Our operating efficiency programs, which focus on cylinder maintenance and testing, distribution and field plant logistics and freight and fuel management are progressing according to schedule. At our December analyst meeting, we set a goal to attain $40 million of new operating efficiency savings over the next four years, driven largely by logistics, plant studies, and cylinder testing. We are on track to deliver the $10 million of those savings that are included in our fiscal 2011 guidance.

I would like to conclude my remarks by providing an update on the status of our SAP conversion. The commencement of our planned phase rollout, whereby business units implement the new SAP system in succession, marks a major milestone in the structural development of our company. In August, we provided you with an update regarding the value represented by the ongoing implementation of our highly customized SAP system, including quantification of the economic benefits expected to be achieved in three key areas. Accelerated sales growth through expansion of the telesales platform, price management, and administrative and operating efficiencies. Upon full implementation, we expect these three areas alone to yield an aggregate of $75 million to $125 million in incremental operating income on an annual run rate basis and we expect to identify additional

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

economic benefit, as the implementation progresses. This will further optimize the power of the Airgas platform, and we are excited about its game-changing implications.

As planned, we successfully converted our hard goods supply chain infrastructure to SAP in early July 2010. The Airgas hard goods supply chain includes more than 300,000 stock keeping units, six national distribution centers, four buying centers, and a safety products telesales organization, and serves as the hard goods fulfillment source for over 875 regional company branches. As a result, the Airgas hard goods supply chain touches nearly every area of our company, and therefore its successful conversion to SAP is a significant indicator of the future success and time line of this project.

Based on the conversion of the hard goods supply chain, I’m happy to highlight for you some of the positive results we’ve seen so far. The SAP system is stable and our associates are becoming more proficient every day. Customer service levels have remained as high as they were on the legacy system, as many of our associates have noted that it’s much easier to access account information on SAP. Hard goods fulfillment rates remain at preconversion levels.

Accounts receivable metrics have exceeded plan in every month since conversion, and there has been no increase in the number of billing errors or credit memos issued. Our national distribution center personnel have been improving their productivity and accuracy every day through the use of SAP-enabled handheld radio frequency devices. Our safety telesales business has exceeded both forecast and prior year sales and EBITDA in every month since converting to SAP, and the new system has enabled a much faster month end close process.

Lastly, we are on track for our first regional company, Airgas South, to go live on SAP on April 1, 2011. The original SAP implementation plan called for full conversion of all Airgas businesses with the exception of Red-D-Arc, by the end of calendar 2013. Based on our early success and the magnitude of the benefits we’ve developed a modified and accelerated implementation plan. Under the accelerated schedule, we expect full implementation at nearly all our regional distribution companies, where the majority of benefits are expected to be realized to occur by the summer of 2012, with implementation reaching all remaining business units by December 31, 2012.

Through September 2010, we’ve invested more than 75% of our original $85 million SAP project estimate, and the decision to accelerate the implementation was based on the early success of system conversions and the substantial benefits to be realized. We expect the additional implementation costs of the accelerated schedule to be approximately $20 million, which will be more than offset by the economic benefits that will begin to accrue during the conversion process. These additional costs do not impact any previously issued earnings guidance we have provided.

Based on everything we’ve experienced to date, we are highly confident that by the end of calendar 2013, the benefits detailed in our August 31 announcement will be achieved, and will constitute a minimum of $75 million in aggregate annual run rate benefits and operating income, with a strong likelihood that these benefits will reach or exceed $125 million in the aggregate. Now, Bob will give you our financial review of the

Bob McLaughlin - Airgas - SVP - Finance, CFO

Thanks, Mike, and good morning, everyone. I would like to start today by reviewing our consolidated results. Please turn to slide four. As I go through these results, please note that we have GAAP reconciliations for various metrics on slides 10 through 15.

Sales increased 10% year-over-year, to $1.06 billion, reflecting acquisitions growth of 1%, and total same-store sales growth of 9%, comprised of the 7% increase in gas and rent, and a 12% increase in hard goods. Volume was up 6%, and price was up 3%, reflecting a full quarter’s impact of the June 1 price increase. Sequentially, sales increased by 1%. Both hard goods and gas and rent sales improved sequentially, with hard goods outpacing gas and rent, as is typical in an industrial economic recovery.

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Consistent with the first quarter, gas and rent represented approximately 64% of our sales mix. The gas and rent mix was slightly higher in the second quarter of last year, at 65%. Gross margin was 55.1%, a decline of 80 basis points from the prior year, primarily reflecting the expected sales mix shift toward lower margin hard goods. Sequentially, gross margin expanded by 20 basis points.

Excluding pretax charges of approximately $4.7 million related to Air Products’ unsolicited takeover attempt, and approximately $1.4 million related to the withdrawal from multi-employer pension plans, adjusted operating income for the quarter was $128 million, up 15% from last year. This is a strong performance, particularly in light of the significant year-over-year increases in variable compensation expense due to favorable performance relative to plan in the current year, versus below plan performance in the prior year, as well as incremental expenses in the current year related to our SAP implementation.

Adjusted operating margin for the quarter was 12%, a 40-basis point improvement over the prior year, driven by operating leverage on sales growth, which more than overcame year-over-year expense head winds from variable compensation and SAP implementation costs. Sequentially, adjusted operating margin was down slightly from 12.3% in the first quarter, reflecting 30 basis points of incremental impact from the commencement of our SAP system conversions in July.

Adjusted earnings per diluted share increased 22% from the prior year, to $0.83 in the second quarter, above our guided range, and matching the first quarter as the second best earnings quarter in our history. There were approximately 85.6 million weighted average diluted shares outstanding for the quarter, up about 3% year-over-year, and flat sequentially. Return on capital, which is a trailing four-quarters calculation, was 10.9%, a 40-basis point improvement sequentially on the strength of our improving operating income. We expect our return on capital to continue to expand, with operating income as the recovery continues, and our business benefit from the significant capital investments we have made in the past few years, including new air separation plants, fill plant upgrades, and SAP.

With respect to accounts receivable, our collection rates and our DSO for the quarter improved year-over-year, and were relatively consistent with the first quarter. Inventory turns held consistent with recent trends, reflecting our disciplined management of inventory levels during the significant uptick in hard good sales. Year to date, we generated strong free cash flow of $179 million, driven by adjusted cash from operations of $290 million. We have reduced our adjusted debt by approximately $127 million fiscal year to date, to $1.7 billion at September 30.

Over the past 12 months, we have reduced adjusted debt by more than $200 million. Our fixed float ratio at the end of September was 60% fixed and our adjusted debt to EBITDA ratio was 2.4, within our revised target range of 2 to 3. During the quarter, we refinanced our revolving credit agreement, which would have matured in July 2011 at an approximate of LIBOR plus 212 basis points, and issued $250 million of 3.25 senior notes due in 2015. Both arrangements position us well for the future by extending our debt maturities and reducing our reliance on bank financing.

Now, turn to slide five and we’ll look at our segment results. Distribution sales in the quarter were up 10% versus the prior year, to $944 million, with same-store sales up 8%. Gas and rent same-store sales were up 6%, and hard goods were up 12%, with pricing up 3% in both categories, driven by a full quarter’s contribution from our successful June 1 price increase.

On a sequential basis, distribution sales increased by 1%. Both gas and hard goods sales improved sequentially, with hard goods outpacing gas and rent. Distribution gross margin was 55.5%, a decrease of 90 basis points from the prior year, primarily reflecting the expected sales mix shift towards lower margin hard goods. Sequentially, distribution gross margin was consistent with the first quarter.

As in the first quarter, gas and rent represented close to 60% of distribution sales in the second quarter. Adjusted operating income in the distribution segment increased 13% year-over-year to $106 million, and as noted in my comments on our consolidated results, distribution operating income growth was also negatively impacted by incremental variable compensation and SAP implementation costs. Adjusted operating margin in the distribution segment was 11.3%, a 40-basis point improvement over the prior year, driven by operating leverage in sales growth, which more than overcame year-over-year expense headwinds

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

from variable compensation, and SAP implementation costs. Sequentially adjusted operating margin was down slightly from 11.5 in the first quarter, reflecting 30 basis points of incremental impact from the commencement of SAP conversions in July.

All other operations reflects our CO2, dry ice, refrigerants, ammonia, and nitrous oxide business units. Sales from all operations were up 12% in total and on same-store basis from the prior year, driven primarily by higher pricing for certain refrigerants, higher pricing and volumes for ammonia used in D-NOx applications in chemical processing, and new customer signings in our liquid CO2 business. Sequentially, sales for all other operations declined 2%, as seasonal strength in our ammonia, CO2 and dry ice businesses was more than offset on a comparative basis by the effect of the significant outperformance in our refrigerants business in the first quarter. Gross margin for all other operations was down 50 basis points from the prior year, primarily driven by higher costs in the ammonia business relative to pricing.

Sequentially, gross margin was up 180 basis points, as lower margin refrigerants represented a smaller portion of the sales mix. Adjusted operating income for all other operations was $21 million. Adjusted operating margin increased 150 basis points year-over-year, as operating leverage on sales growth in our refrigerants and CO2 businesses more than offset the impact of a slight gross margin compression in our ammonia business. Sequentially, the 60 basis point decline in operating margin is primarily attributable to the gross margin compression in the ammonia business and reduced operating leverage on lower sales in the refrigerants business relative to the first quarter.

Please turn to slide six, capital expenditures. We have continued to be disciplined in our capital spending this year, as reflected in the 120 basis point year-over-year reduction in capital expenditures, as a percent of sales to 5.5%. Slide seven presents our fiscal 2011 third quarter and updated full year guidance. For the third quarter, we expect earnings per share to be in the range of $0.76 to $0.80, an increase of 17% to 23% over the prior year. Impressive growth in the face of significant year-over-year head winds in the third quarter, from our variable compensation reset. Excluding $0.01 of incremental SAP implementation costs, our guidance represents a 19% to 25% improvement over the prior year.

For the full year, we are raising our earnings per share expectations to be in the range of $3.22 to $3.32, from $3.15 to $3.30, up 20% to 24% over adjusted EPS for fiscal 2010, which includes significant year-over-year impact of increased variable compensation, and SAP implementation costs. We expect same-store sales growth to be in the high single digits in the third quarter, and in the mid to high single digits for the full fiscal year. Operating margin is expected to be in the 12% to 12.5% range, and we continue to estimate capital expenditures to be approximately 5.5% of sales. We expect our tax rate to be in the range of 38% to 39%, and our guidance excludes debt extinguishment charges, multi-employer pension withdrawal charges, and costs and charges related to the unsolicited takeover attempt.

Slide eight presents a walk through the primary elements of our third quarter guidance using second quarter adjusted EPS of $0.83 as a starting point. We have also included in the slide a walk through the primary elements of the resulting fourth quarter guidance implied by our third quarter, and updated fiscal year guidance, using our third quarter guidance range as a starting point. Sequentially, the third quarter includes a head wind of between $0.05 and $0.06, due to two fewer selling days and the impact of holidays in the third quarter as compared to the second quarter.

The third quarter also has a head wind of approximately $0.05 to $0.06, due to the seasonality of our CO2, dry ice, and refrigerant businesses, which typically slow during the cooler months of the year, partially offset by higher sales in our Red-D-Arc rental welder business due to the fall turnaround season. We expect $0.02 of sequential benefit from lower SAP implementation costs in the third quarter, as we successfully completed the conversion of our first business units during the second quarter. We expect the core business to expand sequentially, contributing $0.03 to $0.05 on continued modest improvement in the manufacturing economy, and on solid execution of our operating efficiency programs. In the fourth quarter, the addition of two selling days and the loss of the negative third quarter impact of holidays should provide a $0.05 to $0.06 benefit to EPS.

The seasonal nature of our CO2, dry ice, and Red-D-Arc businesses, will continue to be a head wind, and the preparation for implementation of SAP at our first regional company on April 1 is expected to be a head wind of approximately $0.03 relative to the third quarter. We expect our core business to expand sequentially, over and above the incremental selling days, contributing

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Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

$0.03 to $0.04 on a continued modest improvement in the manufacturing economy, and continued solid execution on our operating efficiency programs.

The underlying business improvement is consistent with the plan we developed in conjunction with our midterm financial goals we announced at the December analyst meeting. And in fact, our current trajectory is higher. I’ll now turn it back to Peter.

Peter McCausland - Airgas - Chairman, CEO, President

Thanks, Bob. Before we turn to Q&A, I would like to highlight some of the reasons that underscore our confidence in Airgas’ prospects for continued growth and shareholder value creation, and some of our views on valuation.

Slide nine illustrates the EPS growth Airgas generated in the economic recovery from calendar 2002 through calendar 2005, and contrasts that with the growth represented by our current midterm goals. In the three-year period following the last recession, we delivered compounded annual EPS growth of 18%. Our earnings growth tends to accelerate as an expansion continues, particularly after overcoming the initial head winds of variable costs at the outset of recovery. Our high EBITDA margin so early in this recovery bodes very well for our earnings growth.

Last year at our December analyst meeting, we announced a new set of financial goals, consistent with our practice over the past decade. The bottom chart shows the earnings growth trajectory from calendar 2009 to our calendar 2012 target of $4.20 plus per share. The 16% CAGR is more conservative than our performance in the last recovery, in spite of the fact that we are a much stronger operating company today. You can clearly see that our revised fiscal 2011 guidance range is above the earnings trajectory on which these current midterm goals are built, even though the recent lull in acquisition activity has us behind the acquisition assumptions in our plan. In other words, if we continue at our current pace, I expect us to beat our target of $4.20 plus per share for calendar 2012, and an improving acquisition environment would then provide further upside to that target.

On September 2, we published a slide deck titled “It’s All About Value”, wherein we highlighted many reasons that, that we believe Air Products’ offer is inadequate and opportunistic. An important take-away is that in the five-year timeframe leading up to February 4, 2010, the day before Air Products announced its offer, Airgas had a median next 12-month price earnings multiple of 16.7 times. That five-year period includes significant impact from the recession, and almost all of our peers today are trading at or above their respected five-year average multiples.

Digging deeper into that same timeframe, when GDP growth was between 0 and 3%, our average NTM EPS multiple was 17.7 times. Calendar 2010 is rapidly drawing to a close, and investors are sharpening their focus on calendar 2011 earnings. Since February, there’s been a significant increase in our actual and expected earnings growth, substantial improvement in the markets, and a meaningful reduction of our debt.

We point out these factors to underscore our Board’s view that Air Products’ $65.50 offer is grossly inadequate. The benefits of our customer centric culture and new sales alignment are just starting to develop. Our industry is still very fragmented and acquisitions are a core competency in Airgas. We’ve never been stronger than we are today.

We appreciate the tremendous amount of support we have received from our shareholders, and look forward to continuing to deliver outstanding value to you in the future. Thank you, and now I would like to turn it back to Jay to begin our question and answer session.

Jay Worley - Airgas - VP - Communications, IR

That concludes our prepared remarks. As we begin the Q&A portion of the call, we ask that you maintain a focus on earnings and business fundamentals. Please limit yourself to two questions and one follow-up. And then get back in the queue if you have further inquiries. The operator will now give instructions for asking questions.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). We’ll take our first question from Tom Hayes from Piper Jaffray.

Tom Hayes - Piper Jaffray - Analyst

Great. Congratulations on the quarter, Peter.

Peter McCausland - Airgas - Chairman, CEO, President

Thank you, Tom.

Tom Hayes - Piper Jaffray - Analyst

I was wondering if you could provide some color or comment, as far as the growth. Are you seeing anything coming from the smaller accounts, larger multilocation accounts, or kind of across the board?

Peter McCausland - Airgas - Chairman, CEO, President

Well, our strategic accounts growth for the quarter was 10%, which was slightly above our same-store sales growth, and it’s pretty broad based. I would say that the medium to larger customers are growing a little faster than the smaller customers. Mike might have better color on that.

Mike Molinini - Airgas - EVP, COO

I think I would say that in general, the companies that are performing the best are those that have a significant industrial manufacturing embedded customer base, and whether it be a large customer or second tier suppliers that supply those large manufacturers, those are the ones - that’s where the strongest growth is coming from.

Tom Hayes - Piper Jaffray - Analyst

Okay, great. I guess secondly, in the face of very solid results, I was just wondering if maybe they could have been even higher. I was just wondering are you getting any pushback or delayed decision making from perspective customers to the overhang of the Air Products offer?

Peter McCausland - Airgas - Chairman, CEO, President

Well, that’s come up a few times, and there is some concern out there. But I would say it hasn’t had a material impact on our business yet, and of course, I don’t know how long this is going to go on, but I guess eventually it could have. But so far, our 14,000 people are just doing an amazing job taking care of our customers and this performance is just — it’s — everyone in Radnor is just in awe of everyone in the field for the job they have done and the way they have stayed focused.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Tom Hayes - Piper Jaffray - Analyst

Thank you.

Peter McCausland - Airgas - Chairman, CEO, President

Sure.

Operator

And we’ll take our next question from Mike Sison from KeyBanc.

Mike Sison - KeyBanc Capital Markets - Analyst

Hi, guys. Nice quarter.

Peter McCausland - Airgas - Chairman, CEO, President

Thanks, Mike.

Mike Sison - KeyBanc Capital Markets - Analyst

Peter, it sounds like the acquisition environment is getting a little better. As you headed into calendar 2011 and got back on your normal 3% to 5% earnings growth, what do you think that $4.20 could eventually look like, given you would have two years of the acquisitions in your pocket?

Peter McCausland - Airgas - Chairman, CEO, President

Well, I’m not allowed to say what I really think. Just kidding. I think we’ve put a good target out there. We’re on track to beat it. As I said, having such high EBITDA margins so early in the recovery bodes very, very well for our follow-through. And we’re beating the plan that assumed $150 million a year in acquired revenue, basically without that acquired revenue.

So I do think acquisitions are going to come back and they could be a fairly significant upside. There’s no one that has more — we have the biggest platform in the country, so no one has more synergies than we do. And we’ve gotten pretty good at integrating companies. Regarding the activity, it has picked up in terms of the number of companies we’re looking at. Most of them are domestic, but there are some international opportunities as well. And we’re looking forward to putting some acquisitions, getting some acquisitions under our belt over the next nine months.

Mike Sison - KeyBanc Capital Markets - Analyst

And then, you’ve tended to have a pretty good feel for industrial America. Do you see it continuing to improve? Is it picking up, stable? Could you just give a little bit of some commentary there?

Peter McCausland - Airgas - Chairman, CEO, President

Well, I think our business is a good mirror on the overall economy and industrial America, as you call it, and this looks and feels to me like a typical recovery. It’s a little bit slower. It’s like we’re in the early tentative stages of a recovery, when people aren’t

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

sure that it’s going to happen, but it’s there. It’s pretty broad based. Mike talked about an increase in equipment sales and in the past, that has always been a precursor to more manufacturing activity and higher consumables sales and gas sales, and so it looks, it looks pretty much like a broad based recovery to us and not too soon.

Mike Sison - KeyBanc Capital Markets - Analyst

Great, and then final question, when you take a look at gases and rent overtaking equipment sales or accelerating historically and you sort of apply that going forward, which would really boost your margins a little bit even more than you see now, is that something that happens like midcycle, sooner than later?

Peter McCausland - Airgas - Chairman, CEO, President

Well, gases tend to pick up midcycle. And of course they tend to be the lagging part of our business, because most of the gas — a lot of — not most of the gas. A lot of our gases are used in production. And so that part of the gas business lags.

And there’s another reason that gas sales lag. And that is early in the recovery, price is tougher to come by, because there’s excess capacity in the system and the hangover of the recession. When you get later into a recovery and you have cost pressures, customers are more willing to accept larger price increases and they are easier to come by, because the competitors are healthier and they need to cover their increased costs as well. So you get the double impact, causing that lag.

Mike Molinini - Airgas - EVP, COO

Yes, and we were pleased to see, Mike, the increase from 5% same-store sales in gas and rent to 7%, and we see that kind of incremental trend in the foreseeable future continuing.

Mike Sison - KeyBanc Capital Markets - Analyst

Okay, great. Thank you.

Peter McCausland - Airgas - Chairman, CEO, President

Thank you.

Operator

Your next question comes from Laurence Alexander from Jefferies.

Lucy Watson - Jefferies & Co. - Analyst

Good morning. This is Lucy Watson in for Laurence today. Would you mind discussing I guess a little bit more, or providing a little bit more color on regional and market trends, including any areas where you might see the December quarter, or you might see them being potentially weaker in the December quarter?

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Peter McCausland - Airgas - Chairman, CEO, President

Well, we said that we had a seasonal downturn in our CO2, our dry ice, and our refrigerants businesses in the December quarter. So we expect that. In terms of our distribution business, the strongest part of the country right now is Great Lakes and North Central, the upper Midwest manufacturing part. But that tends to lead in an economic recovery anyway. California continues to have its problems, so it’s been a little slower to recover, but we’re seeing solid signs of recovery out there now.

I don’t anticipate any areas turning down, geographies turning down. I do see an increase in our non-residential construction business related to — part of that will be seasonal. There are a lot of turnarounds that take place in the December quarter, at refineries and paper mills, and power plants. And a lot of our construction sales are into that sector, into the turnaround business. And there are a few projects starting up as well. So that would — that went pretty low, non-residential construction, I think 28% unemployment and so it nice to see that come back and that might help us a little bit in the quarter as well, offsetting the two less selling days and the impact of the holidays.

Lucy Watson - Jefferies & Co. - Analyst

Okay, great. And then at your last investor day, you highlighted several growth prospects such as retail and diesel D-NOx how are these tracking?

Peter McCausland - Airgas - Chairman, CEO, President

I’ll let Mike answer that.

Mike Molinini - Airgas - EVP, COO

Well, let me start with the ammonia question, because we talked about the DAP, which is the urea-based solution that’s being introduced for new engines to remove nitric oxides. That has begun to take hold. It’s slow. It’s going to be slow. I think we said that most of the containers that are being sold for that today are gallon jugs and totes and things like that.

But one of the things that’s happening, and keep in mind that was for D-NOx for trucks and cars and things like that, mobile. What’s happening is a significant acceleration in D-NOx in general in stationary sources, smoke stacks, cement kilns, power plants, and there’s also a move, higher growth than we were expecting in ammonia that is sold in aqua form, which is a water solution of ammonia, which is less — has lower risk in handling for customers, and as customers attempt to manage risk, there’s a high interest in this product, and what’s interesting about it is that it’s — since it’s mostly water, you can’t haul it very far. And our network of ammonia locations, which is the most extensive in the country, I think, and for tank trucks, is uniquely positioned. So we’re getting, we’re getting higher growth than we expected from D-NOx, from the development and evolution of aqua ammonia as a source. So that’s the ammonia story.

In the retail story, that continues to go quite well, and it’s expanding — you know, when we started it and told you about it in December, we were talking primarily about helium for balloons and things like that. It’s now expanding into chains of grocery stores and chains of auto parts, auto body centers, repair centers, auto dealerships, and things like that. And it’s going well.

Lucy Watson - Jefferies & Co. - Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Operator

(Operator Instructions) Next we will hear from Mike Harrison at First Analysis.

Mike Harrison - First Analysis - Analyst

Hi, good morning.

Peter McCausland - Airgas - Chairman, CEO, President

Good morning.

Jay Worley - Airgas - VP - Communications, IR

Good morning.

Mike Harrison - First Analysis - Analyst

Peter, I wanted to ask you about the bulk gas organic growth number. 12% is a pretty impressive number, given your North America focus. I was wondering if you could put that number in context in terms of how much of that is coming from new onsite customers, how much of it is coming from new liquid customers, and how much should we think of as volume growth at existing liquid customers. And what do you think is the sustainable growth rate for the bulk gas business?

Peter McCausland - Airgas - Chairman, CEO, President

Well, I’ll take the last point later. I think we’re going to grow faster than the market in bulk because we started out in this business as a package gas company and we have a million customers, and a lot of those customers buy everything from us, except bulk, because we weren’t in that business, except in a few small geographies. And so I think we’ll continue to outperform.

The bulk business is getting better in the United States, but I think we’re growing faster than the industry, and if you look at our CapEx so far this year, you can see that our cylinders in bulk tanks are still pretty robust and most of that is bulk tanks. And we have a lot of relationships where, as I say, we have all the business, we’re in there couple of three times a week sometimes, and on the more active customers, at least a couple times a month on the medium size customers. So we know the people and when these bulk accounts come up for renewal, we have an opportunity.

Also, for new applications, we have 1500 sales people out there beating the streets every single day, and the chances of them tripping over, and it’s not tripping, believe me, they are well trained, them digging up a bulk prospect are very, very good. And that goes to the strength of our, of our operating model.

Mike Harrison - First Analysis - Analyst

I was wondering—

Peter McCausland - Airgas - Chairman, CEO, President

And, and — I’m sorry. And that bulk volume has nothing to do with on sites. On sites, we report them separately. We have started up a couple for customers this year, but that number doesn’t include them.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Mike Harrison - First Analysis - Analyst

The bulk is completely liquid then, okay.

Peter McCausland - Airgas - Chairman, CEO, President

Yes.

Mike Harrison - First Analysis - Analyst

Peter, it sounds like you’re kind of bullish on the turnaround side of the business. I know that last year, last year’s December quarter, Red-D-Arc kind of fell flat. I think part of that was due to a specific customer, but was wondering if you could give us maybe a little bit more detail about your outlook there, and are you seeing that there’s pent-up demand on the turnaround, on the maintenance side? And is that what we’re starting to see here?

Peter McCausland - Airgas - Chairman, CEO, President

Well, Mike is preparing a presentation to our Board on this very subject. So I’m going to let him answer that one.

Mike Molinini - Airgas - EVP, COO

If you recall, our construction effort — if you go back a couple of years, you remember, one of the things we said was we were underrepresented in this segment, and you also remember that we said we had a very compelling value proposition for large contractors that did jobs in multiple locations around the country.

So as it relates to construction sales, those efforts, even though overall those contractors’ business is down, our sales to those contractors are up and in fact, construction sales, we are now in positive territory and expect, based on what we know and their pipeline, again, even though their business is down, our piece of the pie is up pretty significantly and we have positive construction sales.

Now, with that said, Red-D-Arc is not yet in positive territory, but based on what’s on the books right now, in this quarter we’re entering right now, at the end of this quarter, if those jobs don’t get canceled, and we’ve had far fewer cancellations now than we had a year ago, everything was being taken off, even, you know, even at the time we made deliveries. So subject to the jobs actually occurring, which we believe they will, Red-D-Arc will be in positive same-store sales territory.

Mike Harrison - First Analysis - Analyst

All right, thanks, Mike. Last question I had is on the beverage carbonation front. Praxair recently sold their beverage CO2 business to Newco. Was that a property that you guys looked at, and can you give us some thoughts on how you’re thinking the beverage carbonation business fits within Airgas overall, given that you guys are a distant second in that market?

Peter McCausland - Airgas - Chairman, CEO, President

Do you want to answer that one?

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Mike Molinini - Airgas - EVP, COO

It’s a business that continues for us to grow very nicely, and we have been slowly and methodically growing that business. We have been slowly and methodically adding more cities in which we offer that service. We have standardized, if you will, our image in the marketplace, with our trucks and our branding, and I don’t know off the top of my head what the growth rate is of that business, but there’s a very high probability it’s a double — it’s small, but it’s a double-digit kind of growth rate. And I think as more and more of these large customers look at their current supply, they are looking at wanting to have more than one choice, and, you know, from my perspective, being a number two guy that has the ability to serve large swaths of the country for those customers that aren’t happy with the supply they have or are looking to split their business, we’re positioned very, very well for that.

Mike Harrison - First Analysis - Analyst

And did you look at the Praxair CO2 business at all?

Mike Molinini - Airgas - EVP, COO

I don’t believe so.

Mike Harrison - First Analysis - Analyst

All right. Thanks very much.

Operator

And next, we’ll hear from Holden Lewis from BB&T.

Holden Lewis - BB&T Capital Markets - Analyst

Thank you. Good afternoon, now. You talked about a 1% sequential increase in sort of gas revenues, and if I remember correctly, you put the price increase through pretty late in the last quarter, so that it would have impacted more significantly this quarter versus last one, and I guess I just would have expected that if you had a 3% or 4% price increase going through that this quarter you would have expected to see more than the 1% sequential increase that you saw. I know days the same and all of that, but can you sort of explain the comments that you’re getting, 3 to 4, but it doesn’t seem to be there in the numbers?

Peter McCausland - Airgas - Chairman, CEO, President

Well, I think we got it. I think we had a little bit of a summer slowdown in impacting some of our gas customers. And a few other things. But we feel pretty good about what we got on the price increase and we’ve had a nice pickup in sales as we got through the summer, September, and October in gases have been very strong. So we’re — I think it’s just normal seasonality.

Holden Lewis - BB&T Capital Markets - Analyst

Okay. So absent the pricing, you feel like you would have had a sequential decline in the gas rent business?

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Peter McCausland - Airgas - Chairman, CEO, President

Yes.

Holden Lewis - BB&T Capital Markets - Analyst

And you think that’s just normal seasonality?

Peter McCausland - Airgas - Chairman, CEO, President

Yes. July is typically very slow for us coming off the first quarter. So it was nothing unusual and it picks up as you get into the latter part of August and noticeably into September and October. So nothing unusual there.

Holden Lewis - BB&T Capital Markets - Analyst

Okay, but you do feel like the 3% or 4% is in there?

Peter McCausland - Airgas - Chairman, CEO, President

3%.

Mike Molinini - Airgas - EVP, COO

We know quite precisely that 3% is in there.

Holden Lewis - BB&T Capital Markets - Analyst

Okay. And you talked about revenue contributing 1%. Can you talk about what that is, the gas rent, hard goods and other ops? I don’t think there’s much in other ops. Is gas rent hard goods in that 1% too, or does that split somehow disproportionally towards one or the other, do you know?

Peter McCausland - Airgas - Chairman, CEO, President

It’s fairly proportionally split on a sequential basis. Maybe slightly higher on the hard goods side.

Holden Lewis - BB&T Capital Markets - Analyst

Okay, all right. Thank you.

Peter McCausland - Airgas - Chairman, CEO, President

Sure.

Operator

Our next question comes from David Manthey from Robert W. Baird.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

David Manthey - Robert W. Baird & Co. - Analyst

Good morning. Good afternoon. I know that non-tech industrial production is the key indicator for you, but in the past, you said that swings in non-residential construction can also move the needle. And, Mike, I believe in your commentary you mentioned that you saw growth in non-res construction during the second fiscal quarter. Could you tell us as of today what percentage of revenues that represents for you?

Mike Molinini - Airgas - EVP, COO

10-ish.

David Manthey - Robert W. Baird & Co. - Analyst

Did you say 10?

Mike Molinini - Airgas - EVP, COO

Yes. It’s plus or minus a point around 10 probably. I think that’s pretty close.

David Manthey - Robert W. Baird & Co. - Analyst

Okay. Thanks. And then, Peter, could you talk about the contribution from price increases as you look at the 2005, or the 2002 to 2005 timeframe in your slides. As you started moving through that cycle, maybe you could talk a little bit about the type of price increase that you’re able to achieve and at what point in that curve.

Peter McCausland - Airgas - Chairman, CEO, President

Well, I’m really not prepared to answer that, but I do have a vague recollection of that time. Do remember that commodity prices hit 30-year lows in 2002, and they started to talk about deflation. It was very, very hard to get price for a long time there, and I remember that most of the price increases in that period were back-end loaded, because pricing was tough to come by. That’s my vague recollection. We could check on that and give you a more specific answer after the call. That’s my recollection, and the fact that we were able to get through a decent price increase wasn’t our best in history by any stretch, but it was, it was a decent price increase so early in the recovery, I think is, was a good thing. It was supported by cost increases that our customers bought, and I think it reflects the fact that we’re doing a good job for our customers.

David Manthey - Robert W. Baird & Co. - Analyst

Great. Thank you very much.

Peter McCausland - Airgas - Chairman, CEO, President

Sure.

Operator

And our last question comes from Mark Gulley from Soleil Securities.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Mark Gulley - Soleil Securities - Analyst

Hi, guys. I had two questions really on slide nine. My first question had to do with showing sort of a midpoint here half time, with the $3.22, $3.32. That looks to be on track between the 2 points and yet you were saying there’s something about that that doesn’t reflect your underlying performance. Can you refresh my memory as to what you were pointing out there, Peter?

Peter McCausland - Airgas - Chairman, CEO, President

It looks to me like it’s above the trajectory, by a decent margin there.

Mark Gulley - Soleil Securities - Analyst

Okay. You’re not saying it’s not linearly, it’s —

Peter McCausland - Airgas - Chairman, CEO, President

Right.

Mark Gulley - Soleil Securities - Analyst

Okay.

Peter McCausland - Airgas - Chairman, CEO, President

And number two, this $2.67 to $4.20 plus included an assumption of $150 million a year in acquisitions, and obviously we haven’t made that, you know, from the December 2009 through where we are today. And we’re still running above the trajectory. And we’re projecting that we’re going to continue to run it above that, without acquisitions. So to the extent we get acquisitions, it’s going to represent upside.

Mark Gulley - Soleil Securities - Analyst

And then finally, if I may, what same-store sales growth, refresh our memories, is embedded in that forecast.

Peter McCausland - Airgas - Chairman, CEO, President

I think 7%.

Bob McLaughlin - Airgas - SVP - Finance, CFO

Yes, 7% compounded.

Mark Gulley - Soleil Securities - Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Oct. 26. 2010 / 3:00PM, ARG - Q2 2011 Airgas Earnings Conference Call

Operator

That concludes the question and answer session today. At this time, I would like to turn the conference back over to Mr. Jay Worley for any additional or closing remarks.

Jay Worley - Airgas - VP - Communications, IR

Well, again, we thank you all for joining us today and I will be available all afternoon for follow-up questions.

Operator

That does conclude today’s conference. Thank you for your participation.

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ADDITIONAL INFORMATION

This document does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

Airgas has filed a definitive proxy statement on Schedule 14A with the SEC on July 23, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas may file an additional proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

This document contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.